UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 14, 2013

LONE PINE RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-35191	27-3779606
(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 640-5th Avenue SW, Calgary, Alberta, Canada	T2P 3G4
(Address of principal executive offices)	(Zip Code)

403.292.8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2013, the Board of Directors (the “Board”) of Lone Pine Resources Inc. (the “Company”) approved the Company’s 2013 Annual Incentive Plan (the “2013 Plan”).  The 2013 Plan provides for annual incentive awards determined primarily on the basis of the Company’s results on selected financial and operational performance measures as well as departmental objectives.  Under the 2013 Plan, any incentive rewards will be tied to five performance criteria:

(1)         Working Interest Production (25%).  This metric measures actual working interest production compared to working interest production range targeted by the Company. Working interest production excludes the impact of royalty and other burdens, thus eliminating the impact of changes in commodity price that influence Canadian royalty calculations. This metric excludes the impact of acquisitions and/or divestitures with associated production.

(2)         Working Interest Cash Costs (25%).  Working Interest Cash Costs is the sum of direct operating expenses and expensed workovers and transportation expense for the Company divided by total working interest production for the Company measured in Mcfe (our cash cost per unit of production, which is generally the 1,000 cubic feet equivalent of 6,000 cubic feet of natural gas to one barrel of product). This calculation excludes ad valorem taxes, production taxes and total expensed general and administrative expenses.

(3)         Relative Corporate FD&A Costs (15%).  This metric compare the Company’s corporate finding, development and acquisition (“FD&A”) costs ($/boe) to those of its Canadian peers. The metric is calculated based on year-end National Instrument 51-101 proved plus probable reserves, and includes changes in future development capital (“FDC”). FD&A costs will be calculated by dividing (a) exploration costs, development costs and acquisition costs for the period, plus changes in FDC during the period, by (b) proved plus probable reserve additions for the period, including acquired reserves.  Performance will be based on quartile ranking (applying straight line interpolation between levels).

(4)         Departmental Performance Objectives (25%).  This portion of the bonus award is based on reasonably measurable objectives designed specifically for each business unit and corporate department by the Company’s President and Chief Executive Officer, in consultation with the rest of the management team for each department.

(5)         Discretionary Elements (10%).  This portion of the bonus award is discretionary in order to recognize significant achievements that may not be addressed elsewhere in the 2013 Plan.

Each of the performance criteria included in the 2013 Plan is tied to a percentage of the participant’s target bonus, which is expressed as a percentage of a participant’s base salary.  In addition to the target level, the 2013 Plan includes completion percentages for a range of performance levels, starting at a minimum threshold level, which is equal to 50% of the target level, up to an outstanding performance level, which is equal to 200% of the target level.

The 2013 Plan is administered by the Compensation Committee (“Committee”) of the Board and the Company’s President and Chief Executive Officer (for all participant awards other than his own award), although certain administrative aspects of the 2013 Plan will be delegated to the Company’s senior Human Resources representative.  Participation in the 2013 Plan is determined by the Company’s President and Chief Executive Officer.  The Committee is responsible for determining the achievement of any of the completion levels. Any modifications to the 2013 Plan must be approved by the Committee.

The foregoing description of the 2013 Plan is qualified in its entirety by reference to the full text of the 2013 Plan, a copy of which is filed with this Current Report as Exhibit 10.1.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 16, 2013, the Company amended its Amended and Restated Certificate of Incorporation to eliminate the classified structure of the Company’s Board over a period of two years.

The amendment provides that effective at the annual meeting of stockholders in 2013, the Class II classification of directors shall terminate; effective at the annual meeting of stockholders in 2014, the Class III classification of directors shall terminate; and effective at the annual meeting of stockholders in 2015, the Class I classification of directors shall terminate. Upon termination of each of the three classes of directors, each of the directors whose class has terminated may be elected to serve as a director on an annual basis. Upon termination of all three classes of directors, the whole number of directors shall be elected annually. Each director currently serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term or until his or her earlier death, resignation, retirement, disqualification or removal in accordance with the provisions of the Amended and Restated Certificate of Incorporation. A copy of the Company’s Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated into this Item 5.03 by reference.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) on May 15, 2013. At the Annual Meeting, the Company’s stockholders were requested to (i) elect two Class II directors; (ii) approve a proposed amendment to the Company’s Certificate of Incorporation to eliminate the classified structure of the Board over a period of two years; (iii) approve, on an advisory basis, named executive officer compensation as disclosed in the proxy statement; and (iv) ratify the appointment by the Audit and Reserves Committee of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2013. Each of these items is more fully described in the Company’s proxy statement filed on April 3, 2012.

The results of the matters voted upon at the Annual Meeting were as follows:

Proposal No. 1 — Election of Class II Directors. The election of each Class II director was approved as follows:

Nominee	For	Withheld	Broker Non- Votes
Patrick R. McDonald	36,177,726	18,327,610	23,003,410
Rob Wonnacott	36,000,873	18,504,463	23,003,410

Proposal No. 2 — Amendment to the Company’s Certificate of Incorporation to Eliminate the Classified Structure of the Board of Directors Over a Period of Two Years. The proposed amendment to the Company’s Certificate of Incorporation to eliminate the classified structure of the Board of Directors over a period of two years was approved as follows:

For	Against	Abstain	Broker Non-Votes
42,436,480	11,770,010	298,846	23,003,410

Proposal No. 3 — Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers. The compensation of the Company’s named executive officers was approved on an advisory basis as follows:

For	Against	Abstain	Broker Non-Votes
40,470,244	11,872,815	2,162,277	23,003,410

Proposal No. 4 — Ratification of the Selection of Ernst & Young LLP. The ratification of the selection of Ernst & Young LLP was approved as follows:

For	Against	Abstain
69,060,211	8,385,614	62,921

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment dated May 16, 2013 to the Amended and Restated Certificate of Incorporation of Lone Pine Resources Inc.

10.1	Lone Pine Resources Inc. 2013 Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2013

LONE PINE RESOURCES INC.
(Registrant)

By:	/s/ CHARLES R. KRAUS
Charles R. Kraus
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment dated May 16, 2013 to the Amended and Restated Certificate of Incorporation of Lone Pine Resources Inc.

10.1	Lone Pine Resources Inc. 2013 Annual Incentive Plan